Exhibit 5.1
Brent D. Fassett
(720) 566-4025
fassettbd@cooley.com
May 3, 2011
Alexza Pharmaceuticals, Inc.
2091 Stierlin Court
Mountain View, CA 94043
Ladies and Gentlemen:
You have requested our opinion with respect to certain matters in connection with the offering by Alexza Pharmaceuticals, Inc., a Delaware corporation (the “Company”), of 11,927,034 shares (the “Shares”) of the Company’s common stock, par value $0.0001 (the “Common Stock”), plus warrants (the “Warrants”) to purchase an additional 4,174,462 shares of the Company’s common stock (the “Warrant Shares”) pursuant to a Registration Statement on Form S-3 (Registration Statement No. 333-166514) (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), the prospectus dated May 26, 2010 (the “Base Prospectus”), and the prospectus supplement dated May 3, 2011, filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations of the Act (the “Prospectus Supplement”). (The Base Prospectus and the Prospectus Supplement are collectively referred to as the “Prospectus.”) The Shares, the Warrants and the Warrant Shares are to be sold by the Company as described in the Registration Statement and the Prospectus.
In connection with this opinion, we have examined and relied upon the Registration Statement, the Prospectus, the Company’s Restated Certificate of Incorporation, its Amended and Restated Bylaws, as amended, and the originals or copies certified to our satisfaction of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. We have assumed the genuineness and authenticity of all documents submitted to us as originals, and the conformity to originals of all documents submitted to us as copies thereof and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof. With regard to our opinion regarding the Warrants and the Warrant Shares, (i) we have assumed that the exercise price of the Warrants at the time of exercise is equal to or greater than the par value of the Common Stock, and (ii) we express no opinion to the extent that, notwithstanding its current reservation of shares of Common Stock, future issuances of securities, including the Warrant Shares, of the Company and/or antidilution adjustments to outstanding securities, including the Warrants, of the Company cause
380 interlocken crescent, suite 900, broomfield, co 80021-8023 t: (720) 566-4000 f: (720) 566-4099 www.cooley.com

Alexza Pharmaceuticals, Inc.
Page Two
the Warrants to be exercisable for more shares of Common Stock than the number that then remain authorized but unissued.
Our opinion herein is expressed solely with respect to the General Corporation Law of the State of Delaware and, as to the Warrants constituting valid and legally binding obligations of the Company, with respect to the laws of the State of New York. Our opinion is based on these laws as in effect on the date hereof. We express no opinion as to whether the laws of any particular jurisdiction are applicable to the subject matter hereof. We are not rendering any opinion as to compliance with any federal or state antifraud law, rule or regulation relating to securities, or to the sale or issuance thereof.
On the basis of the foregoing, and in reliance thereon, we are of the opinion that (i) the Shares, when sold in accordance with the Registration Statement and the Prospectus, will be validly issued, fully paid and nonassessable, (ii) provided that the Warrants have been duly executed and delivered by the Company and duly delivered to the purchasers thereof against payment therefor, the Warrants, when issued and sold as contemplated in the Registration Statement and the Prospectus will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally and by general equitable principles and limitations on availability of equitable relief, including specific performance (regardless of whether such enforceability is considered in a proceeding at law or in equity), and (iii) the Warrant Shares, when issued and paid for in accordance with the terms of the Warrants, will be validly issued, fully paid and nonassessable.
380 interlocken crescent, suite 900, broomfield, co 80021-8023 t: (720) 566-4000 f: (720) 566-4099 www.cooley.com

Alexza Pharmaceuticals, Inc.
Page Three
We consent to the reference to our firm under the caption “Legal Matters” in the Prospectus, the filing of this opinion as an exhibit to a current report on Form 8-K of the Company and the incorporation by reference of this opinion in the Registration Statement.
Very truly yours,
Cooley llp

By:	/s/ Brent D. Fassett Brent D. Fassett, Partner
380 interlocken crescent, suite 900, broomfield, co 80021-8023 t: (720) 566-4000 f: (720) 566-4099 www.cooley.com